EXHIBIT 8.1
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                           Miller & Holguin
                              Letterhead


                           August 28, 1997




Sun World International, Inc.
16350 Driver Road
Bakersfield, California 93308

Ladies and Gentlemen:

We have acted as special counsel for Sun World International, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Company of $115,000,000 aggregate principal amount of 11 1/4% First Mortgage Notes due 2004 ("Exchange Notes") which are to be offered by the Company in exchange for $115,000,000 aggregate principal amount of its outstanding 11 1/4% First Mortgage Notes due 2004 (the "Notes").

We have examined the Registration Statement and the Indenture dated as of April 16, 1997 (the "Indenture") between the Company and IBJ Schroder Bank and Trust Company, as Trustee (the "Trustee"), which has been filed with the Commission as an Exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

We have assumed the genuiness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that the statements made in the Registration Statement under the caption "Federal United States Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

We are members of the Bar of the State of California and we do not express any opinion herein concerning any law other than the federal law of the United States.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Federal United States Tax Consequences" in the Prospectus included therein..

Very truly yours,


/s/ Miller & Holguin
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    Miller & Holguin